FORM OF
                               TANAKA FUNDS, INC.
                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of the ___ day of _________, 1998, by and between TANAKA Funds, Inc., a Maryland Corporation, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Corporation"), and Tanaka Fund Advisers, LLC, a Delaware limited liability company with its principal office and place of business at 230 Park Avenue, Ste. 1432, New York, New York 10169 ("Adviser").

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series; and

         WHEREAS, the Corporation desires that the Adviser perform investment advisory services for each series of the Corporation listed in Appendix A hereto (each, a "Fund" and collectively, the "Funds"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and the Adviser hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Corporation hereby employs Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in each Fund and, without limiting the generality of the foregoing, to provide other services as specified herein. The Adviser accepts this employment and agrees to render its services for the compensation set forth herein.

         (b) In connection therewith, the Corporation has delivered to the Adviser copies of (i) the Corporation's Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Corporation's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Corporation's current Prospectuses and Statements of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), and (iv) all procedures adopted by the Corporation with respect to the Funds (i.e., repurchase agreement procedures), and shall promptly furnish the Adviser with all amendments of or supplements to the foregoing. The Corporation shall deliver to the Adviser (x) a certified copy of the resolution of the Board of Directors of the Corporation (the "Board") appointing the Adviser and authorizing the execution and delivery of this Agreement, (y) a copy of all proxy statements and related materials relating to the Funds, and (z) any other documents, materials or information that the Adviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         (c) The Adviser has delivered to the Corporation (i) a copy of its Form ADV as most recently filed with the SEC and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). The Adviser shall promptly furnish the Corporation with all amendments of or supplements to the foregoing at least annually.

         SECTION 2.  DUTIES OF THE CORPORATION

         In order for the Adviser to perform the services required by this Agreement, the Corporation (i) shall cause all service providers to the Corporation to furnish information to the Adviser, and assist the Adviser as may be required and (ii) shall ensure that the Adviser has reasonable access to all records and documents maintained by the Corporation or any service provider to the Corporation.

         SECTION 3.  DUTIES OF THE ADVISER

         (a) The Adviser will make decisions with respect to all purchases and sales of securities and other investment assets in each Fund. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Corporation, for the account of, at the risk of and in the name of the Corporation, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities and other investments for the Funds, the Adviser is authorized to exercise full discretion and act for the Corporation in the same manner and with the same force and effect as the Corporation might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Adviser may allocate brokerage on behalf of the Funds to broker-dealers who provide research services. The Adviser may aggregate sales and purchase orders of the assets of the Funds with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of a Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

         (b) The Adviser will report to the Board at each meeting thereof as requested by the Board all material changes in each Fund since the prior report, and will also keep the Board informed of important developments affecting the Corporation, the Funds and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Funds' holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Funds maintain investments, or otherwise. The Adviser will also furnish the Board with such statistical and analytical information with respect to investments of the Funds as the Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Funds, the Adviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Organic Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Funds.

         (c) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Corporation's behalf in any such respect.

         (d) The Adviser will report to the Board all material matters related to the Adviser. On an annual basis, the Adviser shall report on its compliance with its Code to the Board and upon the written request of the Corporation, the Adviser shall permit the Corporation, or its representatives to examine the reports required to be made to the Adviser under the Code. The Adviser will notify the Corporation of any change of control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Adviser, in each case prior to or promptly after such change.

         (e) The Adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Corporation under the 1940 Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Adviser or the Corporation pursuant to applicable law. To the extent required by law, the books and records pertaining to the Corporation which are in possession of the Adviser shall be the property of the Corporation. The Corporation, or its representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Corporation, copies of any such books and records shall be provided promptly by the Adviser to the Corporation or its representatives.

         (f) The Adviser will cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         (g) The Adviser will provide the Funds' custodian and fund accountant on each business day with such information relating to all transactions concerning the Funds' assets as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Adviser is responsible for assisting in the fair valuation of all Fund assets and will use its reasonable efforts to arrange for the provision of prices from a parties who are not affiliated persons of the Adviser for each asset for which the Funds' fund accountant does not obtain prices in the ordinary course of business.

         (h) The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Directors or officers of the Corporation to serve in the capacities in which they are elected.

         (i) The Adviser shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         SECTION 4.  COMPENSATION; EXPENSES

         (a) In consideration of the foregoing, the Corporation shall pay the Adviser, with respect to each of Fund, a fee at an annual rate as listed in Appendix A hereto. Such fees shall be accrued by the Corporation daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Corporation shall pay to the Adviser such compensation as shall be payable prior to the effective date of termination.

         (b) The Adviser may reimburse expenses of each Fund or waive its fees expense ratio agreements.

         (c) No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         (d) The Corporation shall be responsible for and assumes the obligation for payment of all of its expenses, including: (a) the fee payable under this Agreement; (b) the fees payable to each administrator under an agreement between the administrator and the Corporation; (c) expenses of issue, repurchase and redemption of Shares; (d) interest charges, taxes and brokerage fees and commissions; (e) premiums of insurance for the Corporation, its directors and officers and fidelity bond premiums; (f) fees and expenses of third parties, including the Corporation's independent accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (g) fees of pricing, interest, dividend, credit and other reporting services; (h) costs of membership in trade associations; (i) telecommunications expenses; (j) funds transmission expenses;
(k) auditing, legal and compliance expenses; (l) costs of forming the Corporation and maintaining its existence; (m) costs of preparing, filing and printing the Corporation's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (n) expenses of meetings of shareholders and proxy solicitations therefor; (o) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (p) costs of reproduction, stationery, supplies and postage; (q) fees and expenses of the Corporation's directors and officers; (r) the costs of personnel (who may be employees of the Adviser, an administrator or their respective affiliated persons) performing services for the Corporation; (s) costs of Board, Board committee, shareholder and other corporate meetings; (t) SEC registration fees and related expenses;
(u) state, territory or foreign securities laws registration fees and related expenses; and (v) all fees and expenses paid by the Corporation in accordance with any distribution or service plan or agreement related to similar manners.

         SECTION 5.  STANDARD OF CARE

         (a) The Corporation shall expect of the Adviser, and the Adviser will give the Corporation the benefit of, the Adviser's best judgment and efforts in rendering its services to the Corporation. The Adviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Corporation or to the Corporation's security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder, or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

         (b) The Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to a Fund immediately upon approval by a majority of the outstanding voting securities of that Fund.

         (b) This Agreement shall remain in effect with respect to a Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Corporation's directors who are not parties to this Agreement or interested persons of any such party (other than as directors of the Corporation) cast in person at a meeting called for the purpose of voting on such approval; provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Corporation. This Agreement shall terminate immediately upon its assignment.

         SECTION 7.  ACTIVITIES OF THE ADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  REPRESENTATIONS OF ADVISER.

         The Adviser represents and warrants that (i) it is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act,
(ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, and (iv) will promptly notify the Corporation of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         SECTION 9.  SUBADVISERS

         At its own expense, the Adviser may carry out any of its obligations under this Agreement by employing, subject to the direction and control of the Board, one or more persons who are registered as investment advisers pursuant to the Advisers Act or who are exempt from registration thereunder ("Subadvisers"). Each Subadviser's employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund. The Adviser shall not be liable hereunder for any act or omission of any Subadviser, except to exercise good faith in the employment of the Subadviser and except with respect to matters as to which the Adviser assumes responsibility in writing.

         SECTION 10.  LIMITATION OF SHAREHOLDER AND DIRECTOR LIABILITY

         The Directors of the Corporation and the shareholders of each Fund shall not be liable for any obligations of the Corporation or of the Funds under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Corporation or the Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Directors of the Corporation or the shareholders of the Funds.

         SECTION 11.  RIGHTS TO NAME

         If the Adviser ceases to act as investment adviser to the Corporation or any Fund whose name includes the word "TANAKA" (the "Mark") or if the Adviser requests in writing, the Corporation shall take prompt action to change the name of the Corporation any such Fund to a name that does not include the Mark. The Adviser may from time to time make available without charge to the Corporation for the Corporation's use any marks or symbols owned by the Adviser, including marks or symbols containing the Mark or any variation thereof, as the Adviser deems appropriate. Upon the Adviser's request in writing, the Corporation shall cease to use any such mark or symbol at any time. The Corporation acknowledges that any rights in or to the Mark and any such marks or symbols which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the Mark in their names without the consent of the Corporation. The Corporation shall not use the Mark in conducting any business other than that of an investment company registered under the 1940 Act without the permission of the Adviser.

         SECTION 12.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

         (b) No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall effect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

         (c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (d) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (f) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (h) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Corporation are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, director, officer or manager of the Adviser shall be liable at law or in equity for the Adviser's obligations under this Agreement.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities",   "interested   person",   "affiliated   person,"   "control"   and
"assignment" shall have the meanings ascribed thereto in the 1940 Act.

         (m) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                 TANAKA FUNDS, INC.


                                 --------------------------
                                     [Officer name]
                                     [Title]


                                 TANAKA FUND ADVISERS, LLC


                                 --------------------------
                                     [Officer name]
                                     [Title]

                               TANAKA FUNDS, INC.
                          INVESTMENT ADVISORY AGREEMENT


                                   Appendix A


                                             Fee as a % of the Annual
Fund of the Corporation                Average Daily Net Assets of the Fund
-----------------------                ------------------------------------

TANAKA Growth Fund                                     1.00



                                     - A1 -